EXHIBIT 99.01

News Release

Investor Contact:	Trade Press Contact:
Michael Magaro	David Viera
Investor Relations	Director of Corporate Communications
(925) 290-4321	(925) 290-4681
ir@formfactor.com	dviera@formfactor.com

FormFactor, Inc. Reports Second Quarter Results

LIVERMORE, Calif. — July 29, 2009 — FormFactor, Inc. (Nasdaq: FORM) today announced its financial results for the second quarter of fiscal 2009, that ended on June 27, 2009. Quarterly revenues were $31.2 million, up 14.0% from $27.4 million in the first quarter of fiscal 2009, and down 40.0% from $52.0 million in the second quarter of fiscal 2008.

Net loss for the second quarter of fiscal 2009 was $65.8 million or $(1.33) per share, compared to a net loss for the first quarter of fiscal 2009 of $37.9 million or $(0.77) per share and a net loss for the second quarter of fiscal 2008 of $18.7 million or $(0.38) per share.

The second quarter of fiscal 2009 results included the following one-time items:

•                  a non-cash charge to income tax expense of $44.7 million or $0.91 per share, related to the establishment of a valuation allowance against our net deferred tax assets,

•                  a stock-based compensation charge of $1.6 million, or $0.03 per share, net of taxes, related to an option modification in connection with the retirement of Dr. Igor Y. Khandros, founder and former executive chairman of our board of directors in May 2009.

On a Non-GAAP basis, net loss for the second quarter of fiscal 2009 was $16.3 million or $(0.33) per share, compared to a net loss for the first quarter of fiscal 2009 of $30.1 million or $(0.61) per share and a net loss for the second quarter of fiscal 2008 of $12.3 million or $(0.25) per share.

“As our business environment begins to stabilize, we continue to optimize our organization and introduce new technology in order to better harvest the results of future cycles,” said Mario Ruscev, CEO of FormFactor.  “Although we are encouraged by the increase in design and volume activity related to DDRIII, we are still cautious on the overall macro environment and will be closely monitoring activity for sustainability.”

The company has posted its revenue breakdown by region and market segment and the GAAP to Non-GAAP reconciliation information on the Investors section of its website at www.formfactor.com. FormFactor will conduct a conference call at 1:30 p.m. PDT, or 4:30 p.m. EDT, today. The public is invited to listen to a live web cast of FormFactor’s conference call on the Investors section of the company’s website at www.formfactor.com. An audio replay of the conference call will also be made available approximately two hours after the conclusion of the call. The audio replay will remain available until July 31st, 2009 at 9:00 p.m. PDT and can be accessed by dialing 888-203-1112 or 719-457-0820 and entering confirmation code 6308946.

Non-GAAP Financial Measures:

This press release highlights the company’s financial results on both a GAAP and a non-GAAP basis. The GAAP results include certain charges that are excluded from non-GAAP results. By publishing the non-GAAP measures, management intends to provide investors with additional information to further analyze the company's performance, core results and underlying trends. FormFactor’s management evaluates results and makes operating decisions using both GAAP and non-GAAP measures included in this press release. Non-GAAP results are not prepared in accordance with GAAP, and non-GAAP information should be considered a supplement to, and not a substitute for, financial statements prepared in accordance with GAAP. Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures to their most directly comparable GAAP measures attached to this press release and on the Investors section of the company’s website.

About FormFactor:

Founded in 1993, FormFactor, Inc. (Nasdaq: FORM) is the leader in advanced wafer probe cards, which are used by semiconductor manufacturers to electrically test integrated circuits, or ICs. The company’s wafer sort, burn-in and device performance testing products move IC testing upstream from post-packaging to the wafer level, enabling semiconductor manufacturers to lower their overall production costs, improve yields, and bring next-generation devices to market. FormFactor is headquartered in Livermore, California with operations in Europe, Asia and North America. For more information, visit the company’s website at www.formfactor.com.

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FormFactor and the FormFactor logo are registered trademarks of FormFactor, Inc.  All other product, trademark, company or service names mentioned herein are the property of their respective owners.

Forward-looking Statements:

Statements in this press release that are not strictly historical in nature are forward-looking statements within the meaning of the federal securities laws, including statements regarding business momentum, demand for our products and future growth. These forward-looking statements are based on current information and expectations that are inherently subject to change and involve a number of risks and uncertainties. Actual events or results might differ materially from those in any forward-looking statement due to various factors, including, but not limited to: changes in the market environment, including the demand for certain semiconductor devices, including DRAM and Flash memory devices; the company’s ability to optimize its operating plans and structure with the business environment; the company’s ability to develop innovative testing technologies, to timely deliver and qualify new products that meet its customer’s testing requirements and lower their overall cost of test.  Additional information concerning factors that could cause actual events or results to differ materially from those in any forward-looking statement is contained in the company's Form 10-K for the fiscal year ended December 27, 2008 and the company’s Form 10-Q for the fiscal quarter ended March 28, 2009, both as filed with the Securities and Exchange Commission ("SEC"), and subsequent SEC filings. Copies of the company’s SEC filings are available at http://investors.formfactor.com/edgar.cfm. The company assumes no obligation to update the information in this press release, to revise any forward-looking statements or to update the reasons actual results could differ materially from those anticipated in forward-looking statements.

FORM-F

FORMFACTOR, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 27,	June 28,	June 27,	June 28,
	2009	2008	2009	2008

Revenues	$31,198	$52,013	$58,567	$117,716
Cost of revenues	32,524	40,912	63,572	94,043
Gross profit (loss)	(1,326)	11,101	(5,005)	23,673

Operating expenses:
Research and development	13,938	15,821	28,047	32,209
Selling, general and administrative	18,263	22,705	44,574	45,363
Restructuring charges	264	3,223	7,943	8,543
Total operating expenses	32,465	41,749	80,564	86,115
Operating loss	(33,791)	(30,648)	(85,569)	(62,442)

Interest income, net	762	3,128	1,877	8,003
Other income (expense), net	(89)	(652)	(505)	141
Loss before income taxes	(33,118)	(28,172)	(84,197)	(54,298)
Provision for (benefit from) income taxes	32,728	(9,513)	19,592	(17,678)

Net loss	$(65,846)	$(18,659)	$(103,789)	$(36,620)

Net loss per share:
Basic and Diluted	$(1.33)	$(0.38)	$(2.11)	$(0.75)

Weighted-average number of shares used in per share calculations:
Basic and Diluted	49,394	48,835	49,297	48,789

Reconciliation of Non-GAAP Net loss:

	Three Months Ended		Six Months Ended
	June 27,	June 28,	June 27,	June 28,
	2009	2008	2009	2008

GAAP Net loss	$(65,846)	$(18,659)	$(103,789)	$(36,620)
Deferred tax valuation allowance	44,683	—	44,683	—
Stock-based compensation related to option modification, net of related income-tax impact	1,577	—	1,577	—
Stock-based compensation, net of related income-tax impact	3,145	4,394	6,178	8,595
Restructuring charges, net of related income-tax impact	167	1,990	5,018	5,274
Non-GAAP Net loss	$(16,274)	$(12,275)	$(46,333)	$(22,751)

Non-GAAP Net loss per share:
Basic and Diluted	$(0.33)	$(0.25)	$(0.94)	$(0.47)

Weighted-average number of shares used in per share calculations:
Basic and Diluted	49,394	48,835	49,297	48,789

FORMFACTOR, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts)

(Unaudited)

	June 27 ,	December 27,
	2009	2008
ASSETS
Current assets:
Cash and cash equivalents	$183,106	$337,926
Marketable securities	303,712	184,968
Accounts receivable, net	34,214	34,127
Inventories	18,560	18,788
Deferred tax assets	7,085	23,039
Refundable income taxes	14,791	29,413
Prepaid expenses and other current assets	8,717	14,702
Total current assets	570,185	642,963

Restricted cash	680	680
Property and equipment, net	100,898	113,813
Deferred tax assets	1,815	20,580
Other assets	1,248	7,674
Total assets	$674,826	$785,710

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$20,562	$33,214
Accrued liabilities	16,229	25,693
Income taxes payable	190	1,904
Deferred revenue	9,771	4,946
Deferred rent	455	452
Total current liabilities	47,207	66,209
Long-term income taxes payable	6,153	7,732
Deferred rent and other liabilities	5,424	5,705
Total liabilities	58,784	79,646
Stockholders’ equity
Common stock, $0.001 par value	49	49
Additional paid-in capital	616,926	602,295
Accumulated other comprehensive income	1,058	1,922
Accumulated deficit	(1,991)	101,798
Total stockholders’ equity	616,042	706,064
Total liabilities and stockholders’ equity	$674,826	$785,710